UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2020

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-220646	81-4112948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On May 15, 2020, Strategic Student & Senior Housing Trust, Inc. (the “Company”), through a wholly-owned subsidiary of the Company’s operating partnership, SSSHT Operating Partnership, L.P. (the “Operating Partnership”), entered into an unsecured promissory note under the Paycheck Protection Program (the “PPP”) which was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On May 16, 2020, the Company, through three wholly-owned subsidiaries of the Operating Partnership, entered into three additional unsecured promissory notes under the PPP (such four promissory notes each a “PPP Loan” and collectively the “PPP Loans” and such four borrowers each a “Borrower” and collectively the “Borrowers”). Each of the PPP Loans was provided by KeyBank National Association (the “Lender”). The amount of the PPP Loans is $1.95 million in the aggregate. As of May 20, 2020, one of the PPP Loans totaling approximately $0.9 million has been funded and the remaining three PPP Loans totaling approximately $1.05 million have been approved but are awaiting funding. There can be no assurances that any funds will be received from any of the PPP Loans which have not yet been funded.

Each PPP Loan has a term of two years, accrues interest at a rate of 1.00%, and may be prepaid in whole or in part without penalty. No interest payments are due for the first six months of the term of each loan. After the initial six-month deferral period, each PPP Loan requires monthly payments of principal and interest until maturity with respect to any portion of such loan which is not forgiven pursuant to the terms of the CARES Act, as described further below. The promissory note evidencing each PPP Loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The Company intends to use the proceeds from the PPP Loans primarily for eligible payroll costs associated with the Company’s senior housing properties, which amounts are intended to be eligible for forgiveness, subject to the provisions of the CARES Act. No assurance is provided that any Borrower will obtain forgiveness under any of the PPP Loans in whole or in part.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

Date: May 21, 2020	By:	/s/ Michael A. Crear
Michael A. Crear
Chief Financial Officer and Treasurer